Exhibit 10.1

SIXTH AMENDMENT, dated as of May 15, 2008 (this “Amendment”), to the Credit Agreement dated as of November 30, 2004 (as heretofore amended, supplemented, or otherwise modified, the “Credit Agreement”) among NEENAH PAPER, INC., a Delaware corporation (the “Parent”), each subsidiary of the Parent listed as a “Borrower” on the signature pages thereto (together with the Parent, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto, the lenders party thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as agent for the Lenders (in such capacity, the “Agent”), and J.P. MORGAN SECURITIES INC., as the exclusive arranger and sole bookrunner (“Book-Runner”).

The Credit Parties have requested that the Lenders agree to amend certain provisions of the Credit Agreement.  The Lenders party hereto are willing to amend the Credit Agreement as set forth herein on the terms and subject to the conditions set forth herein.  Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement, including after giving effect to the amendments set forth in this Amendment.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.           Amendments to Section 1.1 of the Credit Agreement.  Upon effectiveness of this Amendment in accordance with Section 13 hereof, Section 1.1 of the Credit Agreement is hereby amended

(a)           by adding the following new definitions in their appropriate alphabetical order:

Pictou Disposition shall mean the related series of transactions consisting of (i) the transfer of the Pictou Properties to the Pictou Subsidiaries and the cash capital contribution by one of more of the Credit Parties to the Pictou Subsidiaries in an aggregate amount not to exceed $15,000,000, and (ii) the sale of all equity interests in the Pictou Subsidiaries to Azure Capital Holdings LP or one or more of its Affiliates.  Notwithstanding anything to the contrary contained in Section 6.10 of this Agreement, the Pictou Subsidiaries shall not be required to become Guarantors, to grant a security interest in their assets or to have their Stock pledged, so long as the Pictou Disposition is consummated within the time provided in clause (xii)(3) of Section 7.4(4).

Pictou Properties shall mean the Property comprising, located at or used solely in connection with the Pictou County, Nova Scotia facilities, as well as any or all of the real property or related personal property owned by Neenah Paper Company of Canada in or near Abercrombie Point and Boat Harbour, Pictou County, Nova Scotia (excluding the Nova Scotia Woodlands, but including the woodland operations and nursery operations, and real property related to the nursery operations, in or near Debert, Nova Scotia), plus all related Inventory and Receivables of Neenah Paper Company of Canada.

Pictou Subsidiaries shall mean Azure Mountain Capital Financial Corporation, an unlimited liability company incorporated under the laws of Nova Scotia, and Northern Pulp Nova Scotia Corporation, an unlimited liability company incorporated under the laws of Nova Scotia, both of which are newly formed or to be formed Subsidiaries of Neenah Paper Company of Canada as of the Sixth Amendment Effective Date.

Sixth Amendment Effective Date shall mean May 15, 2008.

Special Fixed Asset Component shall mean $20,000,000; provided, that, the Special Fixed Asset Component shall reduce (i) in equal installments of $1,666,666.67 commencing on August 31, 2008, and continuing on the last day of each third month thereafter, (ii) upon the consummation of Dispositions of Timberland Properties, Eligible Equipment and Mill Properties consisting of Eligible Real Estate, by the applicable percentage of the Net Recovery Value Percentage of the Property so disposed of, and (iii) to zero ($0.00) on the earlier to occur of (A) October 31, 2009, and (B) the Agent’s receipt from Parent of an irrevocable written notice to permanently reduce the Special Fixed Asset Component to zero ($0.00); provided, that such notice may not be delivered (1) prior to May 30, 2009, (2) unless Availability would be greater than zero ($0.00) after giving effect to such reduction, and (3) unless no Default or Event of Default exists.

SFAC Loans shall mean, at any time, that portion of the Revolving Loans then outstanding that is equal to the Special Fixed Asset Component at such time; provided, that if the aggregate amount of all Revolving Loans outstanding at such time is less than the Special Fixed Asset Component, all of such Revolving Loans shall be deemed to be SFAC Loans.

(b)           by deleting the definition of “Applicable Margin” and by inserting the following in lieu thereof:

Applicable Margin shall mean, with respect to any Loan, a rate per annum determined in accordance with this definition.  The “Applicable Margin” from and after the Sixth Amendment Effective Date and continuing until June 30, 2008 shall be the applicable rate set forth below in Category 4.  As of the end of each fiscal quarter of the Credit Parties, and also as of the end of the third full calendar month after the consummation of the Pictou Disposition, the Applicable Margin shall be adjusted upward or downward, as applicable, to the respective amounts shown in the schedule below based on Availability, tested on an average daily basis for the most recent fiscal quarter of the Credit Parties. For purposes hereof, any such adjustment in the respective amounts of the Applicable Margin, whether upward or downward, shall be effective ten (10) Business Days after the Borrowing Base Compliance Certificate of the Credit Parties and their

Subsidiaries with respect to the final month of such fiscal quarter (or, if it occurs sooner, with respect to the third full calendar month after the consummation of the Pictou Disposition) has been delivered to and received by the Agent in accordance with the terms of Section 6.3(i) hereof; provided, however, if any such Borrowing Base Compliance Certificate is not delivered in a timely manner as required under the terms of Section 6.3(i) hereof, the Applicable Margin from the date such Borrowing Base Compliance Certificate was due until ten (10) Business Days after Agent and Lenders receive the same will be the applicable rate set forth below in Category 1.  Notwithstanding the foregoing, from and after the date on which the Pictou Disposition is consummated and continuing until the end of the third full calendar month following the consummation of the Pictou Disposition, the Applicable Margin shall be the applicable rate set forth below in Category 2.

Availability	Per Annum Percentage for Non- FAC Loan LIBOR Borrowings	Per Annum Percentage for Non- FAC Loan Alternate Base Rate Borrowings	Per Annum Percentage for FAC Loan LIBOR Borrowings	Per Annum Percentage for FAC Loan Alternate Base Rate Borrowings	Per Annum Percentage for SFAC Loan LIBOR Borrowings	Per Annum Percentage for SFAC Loan Alternate Base Rate Borrowings
Category 1: Less than $30,000,000	2.00%	0.50%	2.25%	0.75%	3.50%	2.00%
Category 2: Less than $50,000,000, but greater than or equal to $30,000,000	1.75%	0.25%	2.00%	0.50%	3.25%	1.75%
Category 3: Less than $90,000,000, but greater than or equal to $50,000,000	1.50%	0.0%	1.75%	0.25%	3.00%	1.50%
Category 4: Greater than or equal to $90,000,000	1.25%	0.0%	1.50%	0.0%	2.75%	1.25%

(c)           by deleting the definition of “Borrowing Base” and inserting the following in lieu thereof:

Borrowing Base shall mean, as of any date, the amount of the then most recent computation of the Borrowing Base, determined by calculating the amount equal to the following:

(a)           85% of Eligible Receivables; plus

(b)           the lesser of (i) 75% of the value of Eligible Inventory (valued at the lower of cost or fair market value), and (ii) 85% of the applicable Net Recovery Value Percentage of Eligible Inventory; plus

(c)           the lesser of (i) $60,000,000 and (ii) the Margined PP&E Amount; plus

(d)           the Fixed Asset Component; plus

(e)           the Special Fixed Asset Component, provided, that, the Special Fixed Asset Component shall not be included in the Borrowing Base until such time as the Pictou Disposition has been consummated pursuant to Section 7.4(4)(xii).

(d)           by deleting the definition of “Capital Expenditures” and by inserting the following in lieu thereof:

Capital Expenditures shall mean, with respect to any Person for any period, all capital expenditures of such Person, on a Consolidated basis, for such period (including without limitation, the aggregate amount of Capital Lease Obligations incurred during such period which are required to be capitalized and reported as a liability on the consolidated balance sheet of such Person), determined in accordance with GAAP, consistently applied.

(e)           by deleting the definition of “FAC Loans” and by inserting the following in lieu thereof:

FAC Loans shall mean, at any time, that portion of the Revolving Loans then outstanding that is equal to the Fixed Asset Component at such time; provided, that if the aggregate amount of all Revolving Loans outstanding at such time is less than the sum of the Fixed Asset Component and the Special Fixed Asset Component, then only the portion of the Revolving Loans outstanding at such time which exceeds the Special Fixed Asset Component shall be deemed to be FAC Loans.

(f)            by deleting the definition of “Fixed Asset Component” and by inserting the following in lieu thereof:

Fixed Asset Component  shall mean $15,000,000; provided, that, the Fixed Asset Component shall reduce (i) in equal installments of $2,500,000 commencing on July 31, 2008, and continuing on the last day of each third month thereafter, and (ii) upon the consummation of Dispositions of Timberland Properties, Eligible Equipment and Mill Properties consisting of Eligible Real Estate, by the applicable percentage of the Net Recovery Value Percentage of the Property so disposed of; provided, that any reductions resulting from such Dispositions shall first reduce the Special Fixed Asset Component until the Special Fixed Asset Component has been reduced to zero ($0.00) and thereafter (and without duplication) shall reduce the Fixed Asset Component.

(g)           by deleting the definition of “Fixed Charge Coverage Ratio” and by inserting the following in lieu thereof:

Fixed Charge Coverage Ratio shall mean, with respect to any Person and without duplication, the ratio of (i) EBITDA less (A) Capital Expenditures not funded by Indebtedness permitted by Section 7.1(c) or Section 7.1(m); less (B) loans, advances and Investments (other than the Pledged Inter-Company Loans so long as an Unpledged Inter-Company Loan in an equal amount is made substantially contemporaneously therewith) made to Persons that are not Credit Parties, less (C) cash payments of federal, state, provincial and local income or franchise taxes, plus (D) principal and interest payments paid in cash on the Pledged Inter-Company Note, plus (E) Cash Dividends and other distributions with respect to Stock held by a Credit Party to the extent received in cash by a Credit Party from any Person that is not a Credit Party, plus (F) the Fox Paper Initial Cash Restructuring Charges, to (ii) the sum of (A) cash Interest Expense, plus (B) Scheduled Principal Payments, plus (C) Cash Dividends, plus (D) $1,250,000 per calendar quarter in respect of scheduled reductions, if any, of the Fixed Asset Component as set forth in clause (i) of the definition of Fixed Asset Component, plus (E) the aggregate amount of the scheduled reductions, if any, of the Special Fixed Asset Component as set forth in clause (i) of the definition of Special Fixed Asset Component.

All components of the Fixed Charge Coverage Ratio shall be determined for the applicable Person on a Consolidated basis, without duplication and for the four (4) most recent consecutive fiscal quarters of the applicable Person ending on or prior to the date of determination; provided, that the results of operation of the Offshore Entities and their subsidiaries, including, without limitation, FiberMark and its subsidiaries, shall be excluded in the calculation of Fixed Charge Coverage Ratio (except as provided in clause (i)(B) above).

(h)           by deleting the definition of “Net Income” and by inserting the following in lieu thereof:

Net Income shall mean, with respect to any Person for any period, net income of such Person for the applicable calculation period determined in accordance with GAAP; provided, that there shall not be included in such calculation of net income (without duplication) (a) any extraordinary gains or losses (including in connection with the sale or write-up of assets), (b) any nonrecurring gains or losses, (c) any gains or losses from dispositions of property or assets, other than dispositions of Inventory and Equipment in the ordinary course of business, and the tax consequences thereof, (d) the net income or loss of any other Person that is not a Subsidiary of such Person for whom net income is being calculated (or is accounted for by such Person by the equity method of accounting), (e) the net income (or loss) of any other Person acquired by, or merged with, such Person for whom net income is being calculated or any of its Subsidiaries for any period prior to the date of such acquisition, (f) the net income of any Subsidiary of such Person for whom net income is being calculated to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by operation of the terms of its charter, certificate of incorporation or formation or other constituent document or any agreement or instrument or Legal Requirement applicable to such Subsidiary, all as determined in accordance with GAAP, (g) any non-cash non-recurring impairment charges with respect to a writedown of the carrying amount of the Consolidated assets of the Credit Parties acquired after the Third Amendment Effective Date (either through direct asset purchase or as part of the acquisition of all or substantially all of the Stock of another Person) based on the impairment of such assets, pursuant to the provisions of Section 7.4(f) and any benefits (including tax benefits) resulting from such writedown, (h) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees, provided that such shares, options or other rights can be redeemed at the option of the holder only for capital stock of such Person, (i) with respect to the Credit Parties, any non-recurring charges or other expenses (determined in accordance with GAAP and as reflected in the Company’s financial statements produced from time to time pursuant to Section 6.3(a) and 6.3(b)) related to the restructuring, closure or Disposition of Neenah Paper Company of Canada’s Terrace Bay facility, not to exceed $120,000,000 in the aggregate, but excluding any cash charges or payments made in connection with the Disposition of the Terrace Bay facility, (j) with respect to the Credit Parties, any non-recurring charges or other expenses (determined in accordance with GAAP and as reflected in the Company’s financial statements produced from time to time pursuant to Section 6.3(a) and 6.3(b)) related to the restructuring or permanent closure of any facility (other than Neenah Paper Company of Canada’s Terrace Bay facility) of any Credit Party, which non-recurring charges or other expenses shall not exceed $5,000,000 in any calendar year or $10,000,000 in the aggregate during the term of this Agreement, (k) with respect to the Credit Parties, any non-cash non-recurring charges or other non-cash costs, expenses or liabilities (determined in accordance with GAAP and as reflected in the Company’s financial statements produced from time to time pursuant to Section 6.3(a) and 6.3(b)) incurred during the eight (8) fiscal quarters commencing with and including the fiscal quarter in which the Fox Paper Merger Effective Date occurs related to the restructuring, closure or Disposition of Fox PP&E acquired on the Fox Merger Effective Date as part of the Fox Merger; (l) non-cash impairment costs and other non-cash write-offs related to the Pictou Disposition; and (m) with respect to the Credit Parties, the non-recurring cash charges or expenses (determined in accordance with GAAP and as reflected in the Company’s financial statements produced from time to time pursuant to Section 6.3(a) and 6.3(b)) consisting of the capital contributions and other cash payments associated with the Pictou Disposition and pre-closing maintenance expenses incurred in connection with the annual maintenance closure of the Pictou Properties during April and May, 2008, not to exceed $25,000,000 in the aggregate.

(i)            by deleting the definition of “Non-FAC Loans” and by inserting the following in lieu thereof:

Non-FAC Loans shall mean Revolving Loans which are neither FAC Loans nor SFAC Loans.

SECTION 2.           Amendment to Section 5.10 of the Credit Agreement.  Upon effectiveness of this Amendment in accordance with Section 13 hereof, Section 5.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

5.10         Permits, Licenses, Etc.  (a) Neenah Paper Company of Canada owns, possesses or has the benefit of the Canadian Licenses listed in clauses (i) through (vi) of the definition thereof, and (b) each Credit Party owns, possesses or has the benefit of all other material permits, licenses (including intellectual property licenses) and intellectual property rights which are required (i) to conduct its respective business or (ii) for the operation and use of each Real Property Asset owned in fee and each Material Leasehold Property; provided, that if Neenah Paper Company of Canada is not operating or has disposed of (in accordance with the terms of this Agreement) the Property with respect to which a Canadian License was obtained, it shall not be required to own, possess or have the benefit of such Canadian License, nor shall it be required to own, possess or have the benefit of any other permits, licenses and intellectual property rights which would otherwise be required to own or operate such facility or other Property; provided, further that the Credit Parties shall be required to comply in all material respects with all Legal Requirements (including, without limitation, Environmental Laws) related to the continued ownership (but not the operation) of any Property located in Canada so long as such Property is owned a Credit Party.  Except as set forth in Schedule 5.10, there are no material permits and licenses or agreements held by or issued to any Credit Party pertaining to or in connection with any part of the business or operations in Canada of such Credit Party; provided that such schedule may be updated by the Credit Parties from time to time to reflect the changes not otherwise prohibited by the Loan Documents, so long as any permit, license or agreement added thereto is subject to the Lien of the Agent (or the Canadian Collateral Agent, as applicable), if such

Lien can be obtained using commercially reasonable efforts, pursuant to the Loan Documents.

SECTION 3.           Amendment to Section 5.28 of the Credit Agreement.  Upon effectiveness of this Amendment in accordance with Section 13 hereof, Section 5.28 of the Credit Agreement is hereby amended and restated in its entirety as follows:

5.28         Electricity Activities.  No Credit Party nor any of its Subsidiaries is a “market participant” (as that term is defined in the Electricity Act (Ontario) S.O. 1998, Ch. 15, Schedule A (the “Electricity Act”)) other than Neenah Paper Company of Canada which may at times be a market participant.  Other than as set forth on Schedule 5.28, Neenah Paper Company of Canada does not carry on any of the following activities (the “Electricity Activities”):

(a)           own or operate, or direct the operations of, a “distribution system” or “transmission system”;

(b)           generate, purchase or sell electricity through the “IMO-administered markets” or directly from a “generator”; or

(c)           provide, purchase or sell “ancillary services” (whether directly or through the IMO-administered markets); or

(d)           “retail” electricity,

in Ontario other than in material compliance with applicable Legal Requirements or in material compliance with applicable statutory or regulatory exemptions.  Except as (and to the extent) set forth on Schedule 5.28, each Credit Party has furnished to the Agent all licenses, permits, registrations and authorizations in respect of any Electricity Activities carried on by it or any of its Subsidiaries.  Terms in quotation marks used in this Section 5.28 and Section 6.24 and not defined elsewhere shall have the respective meanings ascribed thereto in the OEB Act and the Electricity Act.

SECTION 4.           Amendment to Section 6.1 of the Credit Agreement.  Upon effectiveness of this Amendment in accordance with Section 13 hereof, clauses (a) and (b) of Section 6.1 of the Credit Agreement are hereby amended and restated in their entirety as follows:

(a) do or cause to be done all things reasonably necessary to obtain, preserve, renew and keep in full force and effect the rights, licenses, permits, franchises, and Intellectual Property material to the conduct of its businesses; provided, that so long as the Credit Parties are not operating the processing facility at the Mill Property located at Terrace Bay, Ontario, or have sold or otherwise disposed of the Pictou Properties as permitted by this Agreement, they shall not be required to obtain, preserve, renew and keep in full force and effect the rights, licenses, permits, franchises, and Intellectual Property material to the conduct of such facility or facilities; (b) maintain and operate such businesses in the same general manner in which they are presently conducted and operated, with such changes as such Credit Party deems prudent or as otherwise permitted by this Agreement; provided, that the Credit Parties shall not be required to continue the operation of the Mill Property located at Terrace Bay, Ontario;

SECTION 5.           Amendment to Section 6.3 of the Credit Agreement.  Upon effectiveness of this Amendment in accordance with Section 13 hereof, clauses (c) and (d) of Section 6.3 of the Credit Agreement are hereby amended and restated in their entirety as follows:

(c)           as soon as available and in any event within thirty (30) days after the end of the month, Monthly Unaudited Financial Statements of the Credit Parties and their Subsidiaries; provided, however, that (i) except as provided in clause (ii) of this Section 6.3(c) such Monthly Unaudited Financial Statements for the months of January and February, 2007, for the calendar month in which the Pictou Disposition is consummated, and each of the immediately succeeding three (3) calendar months, shall be due as soon as available and in any event no later than forty-five (45) days after the end of each such respective calendar month, and (ii) the Monthly Unaudited Financial Statements for the first three months ending following the Fox Merger Effective Date shall be due as soon as available and in any event within sixty (60) days after the end of such calendar months;

(d)           concurrently with the financial statements provided for in Subsections 6.3(a), 6.3(b) and 6.3(c) hereof, (i) a Compliance Certificate, signed by a Responsible Officer of the Borrowers’ Agent, and (ii) a written certificate in Proper Form, identifying each Subsidiary which is otherwise required by the provisions of Section 6.10 hereof to become a Guarantor at the request of the Agent, but which has not yet done so as of the date of such certificate, and providing an explanation of the reasons why each such Subsidiary is not a Guarantor, signed by a Responsible Officer of the Borrowers’ Agent;

SECTION 6.           Amendment to Section 7.1 of the Credit Agreement.  Upon effectiveness of this Amendment in accordance with Section 13 hereof, Section 7.1 of the Credit Agreement is hereby amended by deleting clause (g) thereof in its entirety and by inserting in place thereof the following new clause (g):

(g)           Contingent Obligations of a Credit Party permitted by Section 7.3(e), and Contingent Obligations of a Credit Party with respect to (i) Indebtedness of another Credit Party that is permitted hereunder or (ii) Indebtedness of an Offshore Entity that is permitted under Section 7.20;

SECTION 7.           Amendment to Section 7.3 of the Credit Agreement.  Upon effectiveness of this Amendment in accordance with Section 13 hereof, Section 7.3 of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (c), by deleting the period at the end of clause (d) and inserting in place thereof “; and”, and by inserting a new clause (e) which shall read in full as follows:

(e)           The guarantees, indemnities and similar Contingent Obligations given by any Credit Party in respect of deferred capital contributions in connection with the Pictou Disposition not to exceed $10,000,000 in the aggregate.

SECTION 8.           Amendment to Section 7.4 of the Credit Agreement.  Upon effectiveness of this Amendment in accordance with Section 13 hereof, clause (4) of the proviso to Section 7.4 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(4)           any of the Credit Parties may (i) sell Inventory in the ordinary course of business, (ii) sell, exchange or otherwise dispose of Permitted Investment Securities in the ordinary course of business; (iii) terminate, surrender or sublease a lease of real Property in the ordinary course of business; (iv) sell equipment and fixtures that are obsolete, worn out or no longer needed in the business of the Credit Parties; (v) sell the Offered Timberland Properties for an aggregate amount of not less than $75,000,000 in cash consideration in a single or related series of transactions occurring substantially simultaneously on or prior to July 31, 2006; (vi) sell, exchange, lease, transfer or otherwise dispose of, in one or more transactions, the Property comprising, located at or used solely in connection with the Terrace Bay, Ontario facility, as well as any or all of the apartment buildings, golf courses and other real property or personal property owned by Neenah Paper Company of Canada in or near Terrace Bay, Ontario (in each case for fair market value, giving due consideration to any diminution in value that may result from the closure of the Terrace Bay facility); (vii) terminate, assign or subcontract the rights and obligations of Parent relating solely to the Terrace Bay facility under the Pulp Supply Agreement (provided that the rights and obligations retained shall not be less favorable in any material respect to the Credit Parties than the rights and obligations which have historically benefited and been satisfied by the operations of the Credit Parties other than the operations of such Terrace Bay facility); (viii) sell, exchange, lease, transfer or otherwise dispose of (in each case for reasonably equivalent value) Timberland Properties in the Province of Nova Scotia other than the Offered Timberland Properties, and/or other real Property (wherever located) having a fair market value not to exceed the sum of (1) $2,000,000 for all such transactions in the aggregate in any calendar year; plus (2) the excess (if any) of $2,000,000 over the amount of dispositions pursuant to this clause (viii) consummated in the immediately preceding calendar year; (ix) sell, exchange, lease, transfer or otherwise dispose (in each case for reasonably equivalent value) of Property of any Credit Party acquired after the Third Amendment Effective Date (either through direct asset purchase or as part of the acquisition of all or substantially all of the Stock of another Person) having a fair market value not to exceed $5,000,000 in the aggregate during any twelve month period; (x) so long as Indebtedness secured by the Fox PP&E permitted pursuant to Section 7.1(n) (including any permitted refinancing thereof) is outstanding, sell, exchange, lease, transfer or otherwise dispose of Fox PP&E to the extent permitted under the Fox PP&E Financing Documents provided, that the net proceeds thereof are applied to the retirement, redemption or repayment of such Indebtedness in accordance with the terms of the Fox PP&E Financing Documents; (xi) at any time there is no Indebtedness secured by the Fox PP&E outstanding, sell for fair and adequate consideration any Real Property Asset comprising the Fox Real Estate (1) on which the facilities located on such Real Property Asset have permanently ceased operations, and (2) which is no longer needed in the business of the Credit Parties; (xii) complete the Pictou Disposition, including, without limitation, the assignment of all rights and obligations of the Credit Parties under the Pulp Supply Agreement relating solely to the Pictou Properties; provided that (1) contemporaneously with the consummation of the Pictou Disposition, the Borrowing Base shall be recomputed after giving effect to such disposition and the Credit Parties shall deliver a duly completed and executed Borrowing Base Compliance Certificate dated and prepared as of such date after giving effect to such disposition, (2) the sum of (A) all cash capital contributions paid to the Pictou Subsidiaries sold as part of the Pictou Disposition and (B) all payments in nature of guaranty, indemnity or similar payments made by the Credit Parties in respect of deferred capital contributions in connection with the Pictou Disposition shall not exceed $25,000,000 in the aggregate, less a credit for one-half of the pre-closing maintenance expenses (estimated to be $8,846,092 as of the Sixth Amendment Effective Date) incurred in connection with the annual maintenance closure of the Pictou Properties during April and May, 2008, and (3) the Pictou Disposition shall occur within ninety (90) days from the Sixth Amendment Effective Date; and (xiii) sell for fair and adequate consideration any other equipment and fixtures having a fair market value not to exceed $1,000,000 in the aggregate during the period from the Closing Date through the Termination Date; provided that, upon the occurrence and during the continuation of a Dominion Event, all net proceeds of any and all of the foregoing shall be paid to the Agent for application in accordance with Section 2.7 to outstanding Loans or other Obligations, to the extent then outstanding;

SECTION 9.           Amendment to Section 7.5 of the Credit Agreement.  Upon effectiveness of this Amendment in accordance with Section 13 hereof, Section 7.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:

7.5           Nature of Business.  Materially change the nature of its business or enter into any business which is substantially different from the business in which it is engaged as of the Third Amendment Effective Date, except for entry into related businesses that do not in the aggregate substantially change the overall composition of the Credit Parties’ or the Offshore Entities respective businesses; provided that the Credit Parties shall not be required to remain in the pulp business.

SECTION 10.         Amendment to Section 7.7 of the Credit Agreement.  Upon effectiveness of this Amendment in accordance with Section 13 hereof, Section 7.7 of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (k), by deleting clause (l) thereof in its entirety, and by inserting, immediately after clause (k) of Section 7.7, the following as new clauses (l) and (m):

(l)            Investments in the Pictou Subsidiaries as permitted by Section 7.3(e) and Section 7.4(4)(xii); and

(m)          Other loans, advances or Investments not covered by clauses (a) through (l) above, in any aggregate amount not to exceed $10,000,000 at any time outstanding.

SECTION 11.         Amendment to Section 7.20 of the Credit Agreement.  Upon effectiveness of this Amendment in accordance with Section 13 hereof, clause (b) of Section 7.20 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(b)           the Offshore Entities (other than FinCo) to create, incur, assume or suffer to exist Indebtedness in excess of €50,000,000 at any time outstanding.

SECTION 12.         Representations and Warranties.  To induce the other parties hereto to enter into this Amendment, the Credit Parties represent and warrant to the Agent and each of the other Lender Parties that, as of the Effective Date (defined below):

(a)           the representations and warranties of the Credit Parties set forth in Section 5 of the Credit Agreement are true and correct in all material respects on and as of the Effective Date with the same effect as if made on and as of the Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct as of such earlier date, and except for any change of facts expressly permitted under the provisions of the Credit Agreement and the other Documents;

(b)           no Default has occurred and is continuing under the Credit Agreement; and

(c)           this Amendment has been duly executed and delivered by the Credit Parties and the Credit Agreement, as amended hereby, constitutes a legal, valid and binding obligation of the Credit Parties, enforceable against the Credit Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 13.         Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date (the “Effective Date”) on which each of the following conditions has been satisfied:

(a)           the Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Credit Parties and all the Lenders;

(b)           the Agent shall have received payment of any and all fees owing in connection with this Amendment, including an amendment fee payable to each Lender in the amount of 15 basis points (0.15%) on the amount of such Lender’s Commitment;

(c)           to the extent invoiced, the Lenders, the Agent and the Book-Runner shall have received payment or reimbursement of their out-of-pocket expenses in connection with this Amendment and any other out-of-pocket expenses of the Lenders, the Agent or the Book-Runner required to be paid or reimbursed pursuant to the Credit Agreement, including the reasonable fees, charges and disbursements of counsel for the Agent;

(d)           the Borrowers shall have delivered to the Agent such certificates of authorized officers of the Borrowers and the Guarantors, certificates of Governmental Authorities, certified copies of the certificates of incorporation, or formation, bylaws and operating agreements, as applicable, of the Borrowers and the Guarantors (or certified confirmation that no amendments, modifications or revisions have been to those previously certified and delivered to the Agent, as applicable), certified copies of resolutions of the directors, managers or members, as applicable of the Borrowers and the Guarantors and such other documents, instruments and agreements as the Agent shall require to evidence the valid corporate existence and authority to conduct business of the Borrowers and the Guarantors and the due authorization, execution and delivery of this Amendment any other documents related to this Amendment, and any other legal matters relating to the Borrowers, the Guarantors, any Subsidiary or the other Loan Documents by the Borrowers and/or the Guarantors, all in a form and substance reasonable satisfactory to the Agent and its counsel;

(e)           the Borrowers shall have delivered to the Agent favorable opinions of Powell Goldstein LLP, counsel to the Borrowers and the Guarantors, and general counsel to the Parent, each dated as of the Effective Date, addressed to the Agent and the Lenders and covering such matters in connection with the foregoing as the Agent or the Lenders may reasonably request, in a form and substance reasonably satisfactory to the Agent and its counsel; and

(f)            the Borrowers shall have delivered to the Agent the definitive documents relating to the Pictou Disposition, the terms of which will be reasonably satisfactory to the Agent and its counsel.

SECTION 14.         Effect of Amendment.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, amend, or otherwise affect the rights and remedies of the Agent or the other Lender Parties under the Credit Agreement or any other Loan Document and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  This Amendment shall apply and be effective with respect only to the matters expressly referred to herein, and nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.  This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement.

SECTION 15.         APPLICABLE LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 16.         Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original but all of which when taken together shall constitute but one and the same instrument.  Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 17.         Costs and Expenses.  The Borrowers agree to reimburse the Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Agent actually incurred.

SECTION 18.         Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 19.         Severability.  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 20.         No Party Deemed Drafter.  Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Amendment.

SECTION 21.         Ratification of Guaranty.  Each Guarantor hereby consents to this Amendment and hereby confirms and agrees that (a) notwithstanding the effectiveness of this Amendment, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of this Amendment, each reference in the Guaranty to the “Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment, and (b) the Loan Documents to which it is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Obligations secured thereby.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their authorized officers as of the day and year first written above.

NEENAH PAPER, INC., as a Borrower

By:
Name:
Title:

NEENAH PAPER MICHIGAN, INC., as a Borrower

By:
Name:
Title:

NPCC HOLDING COMPANY, LLC, as a Borrower
By:	Neenah Paper, Inc., as its sole member

By:
Name:
Title:

NEENAH PAPER INTERNATIONAL
HOLDING COMPANY, LLC, as a Borrower
By:	Neenah Paper, Inc., as its sole member

By:
Name:
Title:

[Signature Page — Sixth Amendment]

NEENAH PAPER INTERNATIONAL, LLC, as
a Borrower
By:	Neenah Paper International Holding Company, LLC, as its sole member
	By:	Neenah Paper, Inc., as its sole member

By:
Name:
Title:

NEENAH PAPER FVC, INC., as a Borrower

By:
Name:
Title:

NEENAH PAPER FR, LLC, as a Borrower

By:
Name:
Title:

NEENAH PAPER COMPANY OF CANADA, as a Guarantor

By:
Name:
Title:

[Signature Page — Sixth Amendment]

JPMORGAN CHASE BANK, N.A., individually and as Agent

By:
Jeff A. Tompkins
Vice President

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian Collateral Agent,

By:
Name:
Title:

[Signature Page — Sixth Amendment]

SIGNATURE PAGE TO SIXTH AMENDMENT DATED AS OF MAY , 2008 TO THE NEENAH PAPER CREDIT AGREEMENT DATED AS OF NOVEMBER 30, 2004

To approve this Amendment:

Name of Institution:

WELLS FARGO FOOTHILL, L.L.C.

By:
Name:
Title:

[Signature Page — Sixth Amendment]

SIGNATURE PAGE TO SIXTH AMENDMENT DATED AS OF MAY , 2008 TO THE NEENAH PAPER CREDIT AGREEMENT DATED AS OF NOVEMBER 30, 2004

To approve this Amendment:

Name of Institution:

BANK OF AMERICA, N.A.

By:
Name:
Title:

[Signature Page — Sixth Amendment]

SIGNATURE PAGE TO SIXTH AMENDMENT DATED AS OF MAY , 2008 TO THE NEENAH PAPER CREDIT AGREEMENT DATED AS OF NOVEMBER 30, 2004

To approve this Amendment:

Name of Institution:

THE CIT GROUP/BUSINESS CREDIT, INC.

By:
Name:
Title:

[Signature Page — Sixth Amendment]

SIGNATURE PAGE TO SIXTH AMENDMENT DATED AS OF MAY , 2008 TO THE NEENAH PAPER CREDIT AGREEMENT DATED AS OF NOVEMBER 30, 2004

To approve this Amendment:

Name of Institution:

RBS BUSINESS CAPITAL, as a Lender

By:
Name:
Title:

[Signature Page — Sixth Amendment]

SIGNATURE PAGE TO SIXTH AMENDMENT DATED AS OF MAY , 2008 TO THE NEENAH PAPER CREDIT AGREEMENT DATED AS OF NOVEMBER 30, 2004

To approve this Amendment:

Name of Institution:

UBS AG, STAMFORD BRANCH

By:
Name:
Title:

By:
Name:
Title:

[Signature Page — Sixth Amendment]

SIGNATURE PAGE TO SIXTH AMENDMENT DATED AS OF MAY , 2008 TO THE NEENAH PAPER CREDIT AGREEMENT DATED AS OF NOVEMBER 30, 2004

To approve this Amendment:

Name of Institution:

GOLDMAN SACHS CREDIT PARTNERS L.P.

By:
Name:
Title:

[Signature Page — Sixth Amendment]